Exhibit 11(b)

1290 AVENUE OF THE AMERICAS NEW YORK, NY 10104-0050 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,
LOS ANGELES, PALO ALTO,
SACRAMENTO, SAN DIEGO,
DENVER, NORTHERN VIRGINIA,
WASHINGTON, D.C.

TOKYO, LONDON, BERLIN, BRUSSELS,
BEIJING, SHANGHAI, HONG KONG,
SINGAPORE

June 11, 2014

The Victory Portfolios

3435 Stelzer Road

Columbus, OH 43219

Re: Units of Beneficial Interest of The Victory Portfolios

Mesdames and Gentlemen:

We refer to the Registration Statement on Form N-14 (the “Registration Statement”), file no. 33-8982, filed by The Victory Portfolios (the “Trust”), a Delaware statutory trust, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”).  The Registration Statement relates to the registration and issuance of an indefinite number of units of beneficial interest (the “Shares”), par value $0.001 per Share, of (i) Class A, Class C and Class Y of Munder Total Return Bond Fund, (ii) Class A and Class Y of Munder Emerging Markets Small-Cap Fund, (iii) Class A, Class C, Class R and Class Y of Munder Growth Opportunities Fund, (iv) Class A, Class R and Class Y of Munder Index 500 Fund, (v) Class A and Class Y of Integrity Mid-Cap Value Fund, (vi) Class A and Class Y of Integrity Small/Mid-Cap Value Fund, (vii) Class A, Class C, Class Y and Class I of Munder International Fund — Core Equity, (viii) Class A, Class C, Class R6, Class Y and Class I of Munder International Small-Cap Fund, (ix) Class A, Class C, Class R and Class Y of Integrity Micro-Cap Equity Fund, (x) Class A, Class C, Class R, Class R6 and Class Y of Munder Mid-Cap Core Growth Fund, and (xi) Class A, Class C, Class R, Class R6 and Class Y of Integrity Small-Cap Value Fund, each in connection with the reorganization of Munder Bond Fund, Munder Emerging Markets Small-Cap Fund, Munder Growth Opportunities Fund, Munder Index 500 Fund, Munder Integrity Mid-Cap Value Fund, Munder Integrity Small/Mid-Cap Value Fund, Munder International Fund - Core Equity, Munder International Small - Cap Fund, Munder Micro-Cap Equity Fund, Munder Mid-Cap Core Growth Fund and Munder Veracity Small-Cap Value Fund, each a series of Munder Series Trust, into Munder Total Return Bond Fund, Munder Emerging Markets Small-Cap Fund, Munder Growth Opportunities Fund, Munder Index 500 Fund, Integrity Mid-Cap Value Fund, Integrity Small/Mid-Cap Value Fund, Munder International Fund - Core Equity, Munder International Small - Cap Fund, Integrity Micro-Cap Equity Fund, Munder Mid-Cap Core Growth Fund and Integrity Small-Cap Value Fund, each a series of the Trust (the “Reorganization”), pursuant to an Agreement and Plan of Reorganization (the “Plan”) as referenced in the Prospectus/Proxy Statement included in the Registration Statement.  We have been requested by the Trust to furnish this opinion as Exhibit 99.11(b) to the Registration Statement.

We have examined such records, documents, instruments and certificates of public officials and of the Trust, made such inquiries of the Trust and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have examined documents relating to the organization of the Trust and the authorization and issuance of the Shares. We have also made such inquiries of the Trust and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

For the purposes of this opinion, we have assumed that there will be no changes in the laws currently applicable to the Trust and the validity, legally binding character or enforceability of the Registration Statement, the Plan and each other document related to the Reorganization, and that such laws will be the only laws applicable to the Trust, the Registration Statement and the Plan. We have further assumed that neither the Trust Instrument nor the Bylaws of the Trust will have been materially modified or amended.

Based upon and subject to the limitations, assumptions, qualifications and other matters set forth herein, we are of the opinion that, following (i) the effectiveness of the Registration Statement; (ii) the effectiveness of the Reorganization, (iii) the issuance of the Shares pursuant to the terms of the Plan, and (iv)  assuming delivery in accordance with the description set forth in the Prospectus/Proxy Statement included in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable by the Trust.

We are members of the Bar of the State of New York and do not hold ourselves out as experts on, or express any opinion as to, the law of any other state or jurisdiction other than the laws of the State of New York and applicable federal laws of the United States.  In rendering this opinion, without independent verification, and with your permission, we have relied solely upon an opinion of Morris, Nichols, Arsht & Tunnell LLP (the “Local Counsel Opinion”), special Delaware counsel to the Trust, a copy of which is attached hereto, concerning the organization of the Trust and the authorization and issuance of the Shares, and our opinion is subject to the qualifications and limitations set forth in the Local Counsel Opinion, which are incorporated herein by reference.  No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

In addition, we hereby consent to the use of our name and to the reference to our firm under the heading “Counsel” in the Statement of Additional Information.

Very truly yours,

/s/MORRISON & FOERSTER LLP

MORRISON & FOERSTER LLP